Exhibit 99.4

MEDICONNECT GLOBAL, INC.

MEDICONNECT GLOBAL, INC.

Consolidated Balance Sheet

December 31, 2010

(Unaudited)

Assets
Current assets
Cash and cash equivalents	$13,567,354
Accounts receivable, net of allowance for doubtful accounts of $353,111	6,043,021
Prepaid expenses and other current receivables	577,394
Unbilled revenue	358,643
Deferred tax assets	276,857

Total current assets	20,823,269

Non-current assets
Goodwill and intangible assets, net	10,480,857
Property and equipment, net	3,821,328
Other assets	96,438

Total non-current assets	14,398,623

Total assets	$35,221,892

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable—trade	$2,035,424
Accrued expenses	1,131,072
Deferred revenue	1,012,500
Current income taxes payable	691,250
Accrued compensation	504,831
Customer deposits	115,902
Current portion of deferred rent	85,086
Current portion of long-term debt	1,512,308
Current portion of capital lease obligations	105,389

Total current liabilities	7,193,762

Non-current liabilities
Deferred rent, less current portion	238,171
Deferred tax liability	1,067,048
Capital lease obligations, less current portion	119,429
Long-term debt, less current portion	4,628,513

Total non-current liabilities	6,053,161

Total liabilities	13,246,923

Commitments and contingencies

Stockholders’ equity
Common stock, $0.001 par value, 20,000,000 authorized, 8,508,124 shares issued and outstanding	8,508
Additional paid-in capital	22,599,144
Treasury stock, cost of 3,800,870 shares	(8,355,760)
Retained earnings	7,723,077

Total stockholders’ equity	21,974,969

Total liabilities and stockholders’ equity	$35,221,892

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Income

For the Nine Months Ended December 31, 2010

(Unaudited)

Service fee revenue	$24,663,404

Provider fee revenue	10,944,090

Total revenues	35,607,494

Operating expenses
Provider fees	10,828,398
Cost of revenues	9,249,216
Administrative costs and supplies	4,623,649
Sales and marketing	918,711
Research and development	623,543

Total operating expenses	26,243,517

Income from operations	9,363,977

Other (expense) income
Interest expense	(123,322)
Interest income	9,562
Other income	52,600

Total other expense	(61,160)

Income before taxes	9,302,817

Income tax expense	3,268,654

Net income	$6,034,163

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Changes in Stockholders’ Equity

For the Nine Months Ended December 31, 2010

(Unaudited)

					Accumulated
			Additional		Other			Total
	Common Stock		Paid-In	Retained	Comprehensive	Treasury Stock		Stockholders’
	Shares	Amount	Capital	Earnings	Income	Shares	Amount	Equity
Balance—March 31, 2010 (audited)	12,302,118	$12,302	$22,451,425	$1,688,914	$220,001	—	$—	$24,372,642
Stock-based compensation	—	—	124,959	—	—	—	—	124,959
Accretion of restricted stock issued to employees for service	6,876	7	18,959	—	—	—	—	18,966
Purchase of treasury stock	(3,800,870)	(3,801)	3,801	—	—	3,800,870	(8,355,760)	(8,355,760)
Foreign currency translation adjustment	—	—	—	—	(220,001)	—	—	(220,001)
Net income	—	—	—	6,034,163	—	—	—	6,034,163

Balance—December 31, 2010 (reviewed)	8,508,124	$8,508	$22,599,144	$7,723,077	$—	3,800,870	$(8,355,760)	$21,974,969

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Consolidated Statement of Cash Flows

For the Nine Months Ended December 31, 2010

(Unaudited)

Cash flows from operating activities
Net income	$6,034,163
Adjustments to reconcile net income to net cash provided by operating activities
Stock option expense	124,959
Depreciation and amortization	1,661,704
Stock issued for services	18,966
Bad debt expense	161,001
Non-cash interest expense	57,539
Changes in assets and liabilities
Accounts receivable	1,940,996
Prepaid expenses and other current assets	282,666
Unbilled revenue	154,357
Accounts payable—trade	(829,304)
Accrued expenses and other	2,033,698

Net cash provided by operating activities	11,640,745

Cash flows from investing activities
Purchases of property and equipment, including capitalized software costs	(908,619)
Proceeds from sale of equipment	50,000

Net cash used in investing activities	(858,619)

Cash flows from financing activities
Purchase of treasury stock	(2,716,177)
Principal payments on long-term debt	(1,082,854)
Payments on capital lease obligations	(68,925)

Net cash used in financing activities	(3,867,956)

Effects of exchange rate changes on cash	(220,001)

Net increase in cash and cash equivalents	6,694,169
Cash and cash equivalents—beginning of year	6,873,185

Cash and cash equivalents—end of year	$13,567,354

Supplemental disclosure of cash flow information:
Cash paid for interest for the nine-month period ended December 31, 2010 was $65,783.
Cash paid for income taxes for the nine-month period ended December 31, 2010 was $2,165,000.

Supplemental disclosure of non-cash activity:

During the nine-month period ended December 31, 2010, the Company purchased 3,800,870 shares of treasury stock in exchange for $2,716,177 of cash and a note payable of $5,639,583, net of the related debt discount of $828,562.

For the nine months ended December 31, 2010, the Company acquired $526,553 of equipment under a term loan.

See notes to consolidated financial statements.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1—Description of Business and Summary of Significant Accounting Policies

MediConnect Global, Inc., a Delaware corporation, was established on June 26, 2006. MediConnect Global, Inc. provides data retrieval and transmission services for customers, which primarily consist of retrieving and transmitting medical records worldwide for health insurance companies, life insurance companies, law firms, and medical service providers. MediConnect Global, Inc.’s operations are primarily located in the United States, with some outsourced operations located in India.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of MediConnect Global, Inc. and its wholly owned subsidiaries, MediConnect.Net, Inc. and Globerian, Inc. (collectively, the “Company”).

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the consolidated balance sheet date, and periodically throughout the nine-month period, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Receivables and Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk. The Company uses historical experience coupled with a review of current status of existing receivables to establish an allowance for doubtful accounts. The allowance for doubtful accounts is continually reviewed and adjusted to maintain the allowance at an amount considered adequate to cover future losses.

Revenue/Unbilled Revenue

The Company charges customers a minimum fee if an order is canceled. Therefore, the Company records the minimum fee as revenue once an order is placed as i) the fee is fixed or determinable, ii) evidence of an arrangement exists, iii) service has occurred, and iv) collectibility is reasonably assured. The Company records revenue that has been earned but not billed as unbilled revenue in the accompanying consolidated balance sheet.

The Company passes fees charged by medical service providers directly on to its clients. Management has determined that the Company acts as a principal and, therefore, records the provider fees and revenue on a gross basis. This is principally due to the fact that the Company maintains the credit risk with the providers and the Company has determined that they are the primary obligor. The fees and related expenses are recorded as incurred.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Property and Equipment, Including Capitalized Software Costs

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from three to seven years, or the shorter of the useful life or related lease term for leasehold improvements.

The Company accounts for costs incurred in the development of computer software as software research and development costs until the preliminary project stage is completed. Direct costs incurred in the development of software are capitalized once the preliminary project stage is completed, management has committed to funding the project, and completion and use of the software for its intended use is probable. The Company ceases capitalization of development costs once the software has been substantially completed and is ready for its intended use. During the nine months ended December 31, 2010, the Company capitalized approximately $999,000.

Goodwill and Intangible Assets

Goodwill represents the excess of fair value over the net assets of the business acquired. Goodwill is not amortized but, rather, evaluated for impairment annually. Intangible assets are amortized over their estimated useful lives, ranging from one to thirteen years. In addition, amortized intangible assets are reviewed for impairment when indicators of impairment exist. No impairment expense was recognized during the nine months ended December 31, 2010.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recovered. The Company looks primarily to the undiscounted future cash flows in its assessment of whether or not long-lived assets have been impaired. No impairment expense was recognized during the nine months ended December 31, 2010.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements for employees and non-employees. The Company recognizes expenses for employee services received in exchange for stock-based awards on the grant-date fair value of the shares awarded and recognizes compensation expense over the vesting periods of such awards, net of estimated forfeitures. The Company accounts for stock-based awards to non-employees based on the fair value at the commitment date and recognizes the expense over the related service period.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 1—Description of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

The Company uses the liability method of accounting for income taxes. Under this method, the Company recognizes deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The Company establishes a valuation allowance for all deferred tax assets for which there is uncertainty regarding realization.

The Company accounts for any uncertainty in income taxes by recognizing the tax benefit from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and often ambiguous. As such, the Company is required to make many subjective assumptions and judgments surrounding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to its subjective assumptions and judgments, which can materially affect amounts recognized in its consolidated balance sheet and consolidated statement of income. As of December 31, 2010, the Company has determined that there are not any uncertain tax positions taken. Tax years subject to review are 2008 forward for both federal and state returns.

Fair Value

The Company accounts for certain assets and liabilities that are required to be recorded at fair value on a recurring basis under a framework for measuring fair value, which requires enhanced disclosures about fair value measurements. This framework requires disclosure about how fair value is determined for assets and liabilities and establishes a hierarchy for which these assets and liabilities must be grouped, based on significant levels of inputs as follows:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Quoted prices in active markets for similar assets and liabilities and inputs that are observable for the asset or liability; or

Level 3:	Unobservable inputs in which there is little or no market data, which requires the reporting entity to develop its own assumptions.

The determination of where assets and liabilities fall within this hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Comprehensive Income

The Company reported and displayed comprehensive income and its components in a full set of general-purpose consolidated financial statements. The operations of Globerian Pvt. Ltd. were shut down in March 2010 and the legal ownership of the entity was sold to an existing stockholder in October 2010 for an immaterial amount. A such, all currency translation adjustments were realized as of the nine months ended December 31, 2010.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 2—Purchase of Treasury Shares

In October 2010, the Company repurchased and placed into treasury 3,800,870 common shares from existing stockholders for $9,184,322. The Company paid $2,716,177 in cash at closing and signed two three-year, non-interest bearing promissory notes totaling $6,468,145 for the remaining balance. A portion of the treasury shares are held as collateral for the notes, and, if the Company defaults, the creditors have the right to sell the designated treasury shares in an effort to satisfy the note obligation. The notes have imputed interest (using a discount rate of 7%) of $828,562 that was recorded as a debt discount and that is being expensed using the effective interest method over the life of the notes.

Note 3—Property and Equipment

Property and equipment consist of the following at December 31, 2010:

Software	$4,808,004
Computer hardware	1,921,380
Furniture and equipment	907,602
Leasehold improvements	240,982
Vehicles	17,990

7,895,958
Less accumulated depreciation	(4,074,630)

$3,821,328

Depreciation expense for the nine months ended December 31, 2010 was $1,116,182. During the nine-month period ended December 31, 2010, the Company disposed of certain fixed assets with a book value of $50,000, for which the Company received proceeds of $50,000.

Note 4—Goodwill and Intangible Assets

As of December 31, 2010, the Company has goodwill of $6,851,681. The following table represents intangible assets subject to amortization as of December 31, 2010:

			Accumulated	Net Carrying
	Estimated Life	Gross Amount	Amortization	Amount
Technology	10 years	$5,300,000	$(2,385,000)	$2,915,000
Non-compete agreement	1-3 years	1,696,121	(1,696,121)	—
Brand name	5 years	600,000	(540,000)	60,000
Customer relationships	13 years	1,000,000	(346,154)	653,846
Other	1-5 years	142,198	(141,868)	330

		$8,738,319	$(5,109,143)	$3,629,176

Amortization expense for the nine months ended December 31, 2010 was $545,522.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 5—Borrowings

Borrowings on long-term debt are summarized as follows at December 31, 2010:

Master loan security agreement for the purchase of capital equipment. All draws are secured by the equipment purchased. Payable in 36 monthly installments of $15,675. The loan accrues interest at an annual rate of 4.55% and matures in June 2013.	$443,699
Note payable, net of debt discount of $771,023 at December 31, 2010, to a former stockholder in quarterly installments of $404,259, including imputed interest of 7.23%, maturing in October, 2013, at which time all outstanding principle comes due.	5,697,122

Total borrowings	6,140,821
Less current portion	(l,512,308)

$4,628,513

Future maturities of long-term debt are summarized as follows:

	Future Cash	Less Debt
Year Ending December 31,	Payments	Discount	Net Total
2011	$1,788,495	$(276,187)	$1,512,308
2012	1,796,462	(276,187)	1,520,275
2013	3,326,887	(218,649)	3,108,238

	$6,911,844	$(771,023)	$6,140,821

In June 2010, the Company’s revolving line-of-credit was renewed with a borrowing capacity of 80% of eligible accounts receivable as defined by the loan agreement up to a maximum borrowing capacity of $8,000,000. As of December 31, 2010, the amount available to borrow under the line-of-credit was approximately $3,034,000. The line-of-credit matures in June 2012 and is subject to certain financial and non-financial covenants. As of December 31, 2010, there were no borrowings against the line-of-credit.

In February 2012, the Company terminated the revolving line-of-credit. There was no fee for early termination of the agreement.

Note 6—Capital Leases

The Company has acquired assets under the provisions of long-term leases. For financial reporting purposes, minimum lease payments relating to the assets have been capitalized. The leases expire between August 31, 2011 and August 31, 2013. Amortization of the leased property is included in depreciation expense.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 6—Capital Leases (continued)

The assets under capital lease have cost and accumulated amortization as follows December 31, 2010:

Computer hardware	$318,214
Furniture and equipment	38,136
Software	16,054
Less accumulated depreciation	(l88,208)

$184,196

Maturities of capital lease obligations are as follows:

Year Ending December 31,
2011	$127,481
2012	110,753
2013	17,428

Total minimum lease payments	255,662
Amount representing interest	(30,844)

Present value of net minimum lease payments	224,818
Less current portion	(105,389)

Long-term capital lease obligation	$119,429

Note 7—Stockholders’ Equity

Stock Options

Under the Company’s 2006 Stock Plan (the “Plan”), as amended June 5, 2007, the Company is authorized to issue up to 1,750,000 shares of stock options. Options issued generally vest ratably over a four-year period. The Company estimates the value of options issued using the Black-Scholes option pricing model. The volatility rate for its common stock at the date of the grant is based on the historical volatility of comparable publicly-traded companies. The Company factors in expected retention rates combined with vesting periods to determine the average expected life. The risk-free interest rate is based on the U.S. Treasury Yield curve in effect at the time of the grant.

The Company has computed the fair value of certain options granted using the following weighted average assumptions during the nine months ended December 31, 2010:

Approximate risk-free rate	1.14% - 2.69%
Expected dividend yield	0.00%
Expected weighted average volatility	28.17% - 29.62%
Expected weighted average life in years	6 years
Weighted average stock price	$3.05

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 7—Stockholders’ Equity (continued)

Stock Options (continued)

The following table presents the activity for options outstanding:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)
Outstanding—March 31, 2010	877,970	$2.82	6.62
Granted	902,783	3.05	9.48
Forfeited/canceled	(304,721)	2.82	6.44
Exercised	—	—	—

Outstanding—December 31, 2010	1,476,032	$2.96	8.07

The weighted average grant-date fair value of options granted during the nine months ended December 31, 2010 was $0.88.

The following table presents the composition of options outstanding and exercisable:

	Options Outstanding			Options Exercisable
Exercise Prices	Number	Price*	Life*	Number	Price*
$2.78	460,416	$2.78	5.50	460,416	$2.78
$3.03	122,833	3.03	7.43	117,291	3.03
$3.05	892,783	3.05	9.48	51,427	3.05

Total—December 31, 2010	1,476,032	$2.96	8.07	629,134	$2.85

*	Price and Life reflect the weighted average exercise price and weighted average remaining contractual life, respectively.

Phantom Stock Bonus

As of December 31, 2010, the Company had 50,000 phantom bonus stock options outstanding to certain key contractors at a threshold price per share of $3.03 for 30,000 shares and at $3.05 for 20,000 shares. In the event of a change in control, each phantom stock bonus option holder is able to receive a cash bonus equal to the difference in cash value of the per share exercise price of the award and the consideration received. The phantom stock bonus options vest over four years and expire once employment services cease. As the phantom options require payment and vest only upon a contingent event or change of control, which is outside the control of the Company, a liability has not been recorded.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 7—Stockholders’ Equity (continued)

Warrants

In conjunction with the issuance of convertible promissory notes in December 2007, the Company issued warrants to purchase 11,765 shares of common stock at $8.50 per share. These warrants expire after five years. Management determined that these warrants have an insignificant value at the time of issuance. Valuation of the warrants was based upon Level 3 inputs under the fair value hierarchy.

Restricted Stock Grants

The Company has a restricted stock plan that enables shares to be issued to employees for future services. Restricted stock grants generally vest over a three-year period.

On July 1, 2006, the Company issued 539,462 shares of fully vested restricted stock to employees. These shares are restricted for a period of three years, during which time the Company could repurchase the shares for the lesser of fair market value or $2.78 per share if the employee was terminated for cause, as defined by the agreement.

On December 7, 2007, the Company issued 257,000 shares of restricted stock to employees for future services. At the time of grant, these shares were valued at $3.03 per share. These shares cliff vest after a 30- to 48-month period from the date of grant. Prior to vesting, the Company may repurchase the shares from the employee at par value, if the employee ceases to work for the Company. The Company recognizes the related compensation expense over the vesting period net of estimated forfeitures. The Company did not exercise its repurchase option on restricted shares during the nine months ended December 31, 2010. Compensation expense related to the restricted stock grants had been fully recorded as of December 31, 2010.

Note 8—Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the consolidated financial statement and tax basis of assets and liabilities using the enacted tax rates in effect for the year in which the differences are expected to reverse. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that are not expected to be realized based on available evidence. The Company’s temporary differences result primarily from net operating losses, reserves, and stock-based compensation. The Company has approximately $1,550,000 of federal net operating losses that will begin to expire in 2021. The net operating losses are subject to an annual limitation of $193,000 under Internal Revenue Code Section 382. The main difference between the federal statutory rate of 35% and the Company’s effective rate relates primarily to stock-based compensation and research tax credits.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 8—Income Taxes (continued)

Accounting Standards Codification (“ASC”) Topic 740-10 prescribes a comprehensive model for financial recognition, measurement, presentation, and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. Under this guidance, companies may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the tax authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company did not record any adjustments to its tax accounts as a result of the implementation of ASC Topic 740-10, and as of December 31, 2010, the Company did not have any uncertain tax liabilities.

The Company recognizes accrued interest and penalties related to uncertain tax positions as part of income tax expense. As of December 31, 2010, the Company has no accrued interest and penalties.

Temporary differences and carryforwards giving rise to a significant portion of deferred tax assets and liabilities are as follows at December 31, 2010:

Deferred tax assets	$1,470,389
Deferred tax liability	(2,260,580)

Total net deferred tax liabilities	$(790,191)

Components reflected in the consolidated statement of income are as follows at December 31, 2010:

Current
Federal	$2,860,547
State and local	2,879

2,863,426

Deferred
Federal	325,028
State and local	80,469

405,497

$3,268,923

The net current and long-term deferred tax assets and liabilities in the accompanying consolidated balance sheet include the following at December 31, 2010:

Current deferred tax asset	$276,857
Long-term deferred tax liability	(1,067,048)

Net long-term deferred tax liability	$(790,191)

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 9—Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the nine months ended December 31, 2010 was approximately $621,000.

Future minimum lease payments under these leases are as follows:

Year Ending December 31,	Third-Party Leases	Less Anticipated Sublease Rentals	Total
2011	$1,025,206	$(192,993)	$832,213
2012	975,392	(198,783)	776,609
2013	999,392	(204,746)	794,646
2014	731	—	731

	$3,000,721	$(596,522)	$2,404,199

Litigation

In the normal course of business, the Company is party to litigation from time to time. The Company maintains insurance to cover certain actions and believes that resolution of such litigation will not have a material adverse effect on the Company. As of the date of this report, the Company is not involved in any litigation.

Note 10—Employee Benefit Plan

The Company has established a 401(k) profit sharing plan (the “401(k) Plan”) whereby employees meeting certain requirements may participant in the 401(k) Plan. The Company, at its discretion, may make matching contributions. The Company did not make any contributions to the 401(k) Plan for the nine months ended December 31, 2010.

Note 11—Related Party Transactions

During the nine months ended December 31, 2010, a related party provided consulting services to the Company in the amount of $54,687.

MEDICONNECT GLOBAL, INC.

Notes to Consolidated Financial Statements

(Unaudited)

Note 12—Subsequent Events

The Company has evaluated all subsequent events through August 23, 2012, which is the date the consolidated financial statements were available to be issued. On March 30, 2012, 100% of the Company’s stock was acquired by Verisk Analytics, Inc. The aggregate consideration paid was $377.8 million, which consisted of a net purchase price of $348.6 million, plus a working capital surplus of $29.2 million.